CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 / S-3 of Hampshire Group, Limited of our report dated March 11, 1999 relating to the financial statements and financial statement schedules included in Hampshire Group, Limited's Annual Report on Form 10-K for the years ended December 31, 1998 and December 31. 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Atlanta, Georgia
January 15, 2001